Power of Attorney
The undersigned officer and/or director of Symetra Life Insurance Company, hereby nominates and appoints Tommie D. Brooks and Jacqueline M. Veneziani, each with power to act alone, his true and lawful attorney-in-fact and agent, for him and in his name and place in any and all capacities, to execute and sign:

•	Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (333-225314) of Symetra Life Insurance Company.

The undersigned officer and/or director, further nominates and appoints Tommie D. Brooks and Jacqueline M. Veneziani, each with power to act alone, to file with the Securities and Exchange Commission the above referenced Registration Statements in accordance with the Securities Act of 1933.
The undersigned officer and/or director grants to such attorney-in-fact full power and authority to do and perform each and every act necessary and/or appropriate to effectuate the above as fully and with all intents and purposes as Symetra Life Insurance Company itself and the undersigned officer and/or director himself might or could do.

Dated: __3/13/2020________                _/s/ Masato Naitoh_____________________________
Masato Naitoh, Director